UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 11, 2012

Date of Earliest Event Reported: December 5, 2012

Calpian, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2012, the board of directors (the “Board”) of Calpian, Inc. (the “Company”) approved the expansion of the number of members of the Company’s Board from three to four and approved the appointment of Shashank Joshi to fill the newly created board seat. There is no arrangement or understanding between Mr. Joshi and any other person pursuant to which Mr. Joshi was selected as a director. Mr. Joshi is the Founder and Managing Director (CEO) of our subsidiary, Digital Payments Processing Limited, who offers Money on Mobile, a mobile phone based payments system based in Mumbai India which allows consumers to buy prepaid cell phone and television time and send money throughout India using the mobile phone.

The Company is delighted to have Mr. Joshi join the Calpian, Inc. Board as he brings more than 10 years in the payments business in the U.S. and India, a depth of entrepreneurial experience, and a demonstrated talent for spotting high growth opportunities.

Mr. Joshi attended the Maharashtra Institute of Technology earning a degree in Mechanical Engineering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: December 11, 2012	By:	/s/ David N. Pilotte

David N. Pilotte
Chief Financial Officer